Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 9, 2021 relating to the financial statements of DiDi Global Inc. (formerly known as Xiaoju Kuaizhi Inc.), which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-256977) of DiDi Global Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-256977) incorporated by reference in this Registration Statement.

/s/PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
June 29, 2021